Exhibit 99.1

Contacts:

Layne Christensen Company	The Equity Group Inc.
David A.B. Brown	Devin Sullivan
President and CEO	Senior Vice President
281-475-2690	212-836-9608
david.brown@layne.com	dsullivan@equityny.com

Jenny Caulk	Thomas Mei
Director of Communications	Associate
281-475-2621	212-836-9614
jenny.caulk@layne.com	tmei@equityny.com

FOR IMMEDIATE RELEASE

LAYNE CHRISTENSEN ANNOUNCES LEADERSHIP TRANSITION WITH THE APPOINTMENT OF

DAVID A.B. BROWN AS I PRESIDENT AND CHIEF EXECUTIVE OFFICER

THE WOODLANDS, TX – June 25, 2014 – Layne Christensen Company (Nasdaq: LAYN) (“Layne” or the “Company”) announced today that the Company’s Board of Directors and Rene J. Robichaud have decided upon a transition in leadership. Accordingly, Mr. Robichaud has resigned as the Company’s President and Chief Executive Officer, effective immediately.

David A.B. Brown, Layne’s non-executive Chairman of the Board, has been appointed to serve in the additional capacities of President and Chief Executive Officer, effective immediately. The Board will engage an executive search firm to identify Mr. Robichaud’s successor.

Mr. Brown commented, “The Board is grateful to Rene for his contributions and service to the Company. We remain confident in Layne’s future, and view this transition as an opportunity to advance the Company’s evolution as a premier solutions provider for the world’s toughest water, mineral and energy challenges. The Board will remain actively engaged with Layne’s senior management team during the transition process, while remaining focused on hiring an executive to lead Layne in the next phase of its growth and success.”

Mr. Brown has been a director of Layne since 2003, and has served as non-executive Chairman of the Board since 2005. He served as Chairman of the Board of Directors of Pride International, Inc. from 2005 until Pride’s acquisition by Ensco Plc in 2011, at which time he became a member of the Board of Directors of Ensco Plc. He is also on the board of directors of EMCOR Group, Inc., and from 1984 to 2005 Mr. Brown was president of The Windsor Group, a consulting firm that focused on strategic issues facing oilfield services and engineering companies. He is a Chartered Accountant and CPA, and has over 40 years of energy-related experience.

Layne Christensen Company

Layne is a global water management, construction and drilling company, providing responsible solutions to the world of essential natural resources — water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence, and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: the length of time required to hire a successor chief executive officer and their future performance, the outcome of the ongoing internal investigation into, among other things, the legality, under the FCPA and local laws, of certain payments to agents and other third parties interacting with government officials in certain countries in Africa relating to the payment of taxes and the importing of equipment (including any government enforcement action which could arise out of the matters under review or that the matters under review may have resulted in a higher dollar amount of payments or may have a greater financial or business impact than management currently anticipates), prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the availability of credit, the risks and uncertainties normally incident to the construction industry, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

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